EXHIBIT 99.2
YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Special Meeting of
Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
â                         Please fold and detach card at perforation before mailing.                         â

PVF CAPITAL CORP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints                                                                  and                                                                              with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of PVF Capital Corp. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Meeting”), to be held at                                                   , on           ,                          , 200   at   :   p.m., local time, and at any and all adjournments thereof.
Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a Proxy Statement-Prospectus dated                          , 200_.

Dated:

Signature of shareholder

Signature of shareholder if held jointly
Please sign exactly as your name appears hereon. When
signing as attorney, executor, administrator, trustee or
guardian, please give your full title. If shares are held
jointly, each holder should sign.
PLEASE COMPLETE DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

â                         Please fold and detach card at perforation before mailing.                         â

PVF CAPITAL CORP.	REVOCABLE PROXY
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.
The Board of Directors recommends a vote “FOR” each of the propositions stated.
1. To approve the Agreement and Plan of Merger, dated as of July 24, 2007, as amended on September 25, 2007, by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, PVF Capital Corp. and Park View Federal Savings Bank.
                         ☐     FOR                         ☐     AGAINST                          ☐     ABSTAIN
2. To approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes, in person or by proxy, at the time of the special meeting to approve the Agreement and Plan of Merger
                         ☐     FOR                         ☐     AGAINST                          ☐     ABSTAIN
3. To approve amendments to the First Amended and Restated Code of Regulations of PVF Capital Corp.
                         ☐     FOR                         ☐     AGAINST                          ☐     ABSTAIN
(Continued and to be signed on reverse side.)